Exhibit (a)(80)

VOYA EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: May 8, 2017

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Establishment and Designation of Series and Classes to abolish Class B shares for Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, and Voya Real Estate Fund, as follows:

A.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Large Cap Value Fund, dated November 19, 2007, as amended June 1, 2009, July 1, 2011, May 18, 2012, January 9, 2013, May 22, 2013, May 1, 2014, and March 3, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Large Cap Value Fund.  The Classes thereof shall be designated as follows:

Voya Large Cap Value Fund Class A
Voya Large Cap Value Fund Class C
Voya Large Cap Value Fund Class I
Voya Large Cap Value Fund Class O
Voya Large Cap Value Fund Class R
Voya Large Cap Value Fund Class R6
Voya Large Cap Value Fund Class T
Voya Large Cap Value Fund Class W

B.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya MidCap Opportunities Fund, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008, June 1, 2009, December 7, 2009, July 1, 2011, May 22, 2013, May 1, 2014, and March 3, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  Voya MidCap Opportunities Fund Class A, Voya MidCap Opportunities Fund Class C, Voya MidCap Opportunities Fund Class I, Voya MidCap Opportunities Fund Class O, Voya MidCap Opportunities Fund Class R, Voya MidCap Opportunities Fund Class R6, Voya MidCap Opportunities Fund Class T, and Voya MidCap Opportunities Fund Class W

C.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Real Estate Fund, dated July 11, 2002, as amended June 15, 2004, November 19, 2007,

December 7, 2009, July 1, 2011, May 1, 2014, June 11, 2014, and March 3, 2017, is hereby further amended as follows:

1.             The Fund shall be designated Voya Real Estate Fund.  The Classes thereof shall be designated as follows:  Voya Real Estate Fund Class A, Voya Real Estate Fund Class C, Voya Real Estate Fund Class I, Voya Real Estate Fund Class O, Voya Real Estate Fund Class R, Voya Real Estate Fund Class R6, Voya Real Estate Fund Class T, and Voya Real Estate Fund Class W

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes.

Dated: March 9, 2017

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee